UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2011 (February 15, 2011)

ABERCROMBIE & FITCH CO.
 (Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio	43054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 283-6500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2011, the Board of Directors of Abercrombie & Fitch Co. (the “Registrant”), upon the recommendation of the Nominating and Board Governance Committee, elected Michael E. Greenlees and Kevin S. Huvane to the Board of Directors to serve as members of the class of the Registrant’s Board of Directors whose terms expire at the 2013 Annual Meeting of Stockholders.

Although not required to, both Mr. Greenlees and Mr. Huvane will stand for election as nominees at the Registrant’s 2011 Annual Meeting of Stockholders.

Michael E. Greenlees

Mr. Greenlees has served since 2007 as Chief Executive Officer of Ebiquity Plc, a U.K.-based company that provides data-driven insights to the global media and marketing community and is listed on the London Stock Exchange’s AIM market. Mr. Greenlees was one of the original founding partners of Gold Greenlees Trott, or GGT Group plc, an international advertising and marketing group. GGT Group plc was listed on the London Stock Exchange in 1986 at which time Mr. Greenlees became Chairman and Chief Executive Officer, a role he occupied for over 10 years until the company’s sale to Omnicom Group Inc., a holding company for a number of advertising and marketing services businesses, in 1998. At that time, Mr. Greenlees joined the Board of Directors of Omnicom Group Inc. and served as President and Chief Executive of TBWA Worldwide, a subsidiary with offices in nearly 70 countries. In 2001, Mr. Greenlees became Executive Vice President of Omnicom Group Inc., and served in that role until 2003. From 2004 to 2006, he served as Chief Executive Officer of FastChannel Network, Inc., a software solutions business targeting the advertising and media community.

Mr. Greenlees was recommended to the Registrant’s Nominating and Board Governance Committee as a result of a director search conducted by SpencerStuart.

Mr. Greenlees has served on the boards of several public companies, including Omnicom Group Inc., Hewitt Associates, Inc. and Ebiquity Plc. The Registrant believes that Mr. Greenlees’ public company experience in addition to his significant experience as a chief executive officer will be valuable and fills a need identified by the Registrant’s Board of Directors. In addition, as a U.K. native and current resident, Mr. Greenlees adds to the Registrant’s international experience and profile.

Kevin S. Huvane

Mr. Huvane is a partner and Managing Director of Creative Artists Agency (CAA), a leading entertainment and sports agency, based in Los Angeles with offices in New York, London, Nashville and Beijing. Mr. Huvane works in the Los Angeles office and represents many of the world’s leading actors, writers and directors in film, theatre and television, including Tom Cruise, Julia Roberts, Sandra Bullock, Meryl Streep, Oprah Winfrey, Jennifer Aniston, Ryan Seacrest and Halle Berry, among others. Among his many charitable activities, he is on the Board of Directors of the Entertainment Industry Foundation, a leading charitable organization of the entertainment industry, and the National Board of Directors of Communities in Schools, a leading dropout prevention organization.

Mr. Huvane was introduced to the Registrant’s Nominating and Board Governance Committee by a member of management and was vetted and considered by the Nominating and Board Governance Committee in a similar manner to Mr. Greenlees.

Given his role as a partner at CAA, Mr. Huvane has significant executive experience, which the Registrant believes will be valuable. In addition, Mr. Huvane has broad-ranging knowledge of pop culture in the United States and around the world, not only in the entertainment area but also in the areas of music, sports and fashion, which the Registrant also believes will be beneficial.

The Registrant has determined that neither Mr. Greenlees nor Mr. Huvane or any of their respective immediate family members has had (nor does any propose to have) a direct or indirect interest in any transaction in which the Registrant or any of the Registrant’s subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K. The Registrant’s Board of Directors has also determined that each of Messrs. Greenlees and Huvane qualifies as an “independent director” for purposes of the applicable sections of the Listed Company Manual of the New York Stock Exchange and the applicable rules and regulations of the SEC and that each of Messrs. Greenlees and Huvane is “financially literate” as defined under the applicable rules and regulations of the SEC. Messrs. Greenlees and Huvane, in their capacities as non-associate directors of the Registrant, will receive the same compensation for 2011 as other non-associate directors of the Registrant.

Committee Assignments

In connection with the election of Messrs. Greenlees and Huvane to the Registrant’s Board of Directors, the Board of Directors, upon the recommendation of the Registrant’s Nominating and Board Governance Committee, has realigned the Registrant’s Board of Directors committee structure. From February 15, 2011 forward, the Registrant’s Board of Directors committees will consist of the following individuals:

Audit Committee

James B. Bachmann (Chair)
Lauren J. Brisky
Michael E. Greenlees
Craig R. Stapleton

Compensation Committee

Lauren J. Brisky (Chair)
James B. Bachmann
Michael E. Greenlees
Kevin S. Huvane
Craig R. Stapleton

Corporate Social Responsibility Committee

Archie M. Griffin (Chair)
Kevin S. Huvane
John W. Kessler
Elizabeth M. Lee

Executive Committee

John W. Kessler (Chair)
Michael S. Jeffries

Nominating and Board Governance Committee

Craig R. Stapleton (Chair)
Lauren J. Brisky
Archie M. Griffin

Mr. Stapleton continues to serve the Registrant as Lead Independent Director.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: February 16, 2011

By: /s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Senior Vice President, General Counsel and Secretary